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                                                               Exhibit 99 (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                      TENDER OF SHARES OF COMMON STOCK OF

                         CAPSTEAD MORTGAGE CORPORATION

                                       TO

                                FORTRESS CAP LLC

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON FRIDAY, JUNE 9, 2000, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Norwest Bank Minnesota, N.A. (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase dated May 12, 2000 (the "Offer to Purchase"). This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 4 of the Offer to Purchase.
                        The Depositary for the Offer is:

                          NORWEST BANK MINNESOTA, N.A.

             By Mail:                  By Facsimile Transmission:     By Overnight Courier and By Hand:
   Norwest Shareowner Services      (For Eligible Institutions Only)     Norwest Shareowner Services
    Reorganization Department                (651) 450-4163               Reorganization Department
          P.O. Box 64858                                                  161 North Concord Exchange
     St. Paul, MN 55164-0858        Confirm Facsimile By Telephone:        South St. Paul, MN 55075
                                             (651) 450-4110
                                        (For Confirmation Only)

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for shares (or a Book-Entry Confirmation (as defined in the Offer to Purchase)) to the Depositary within the time period described therein. Failure to do so could result in a financial loss to such Eligible Institution.
              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Fortress Cap LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 12, 2000 and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share of Capstead Mortgage Corporation, a Maryland corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

 Number of Shares Tendered:
 Certificate No(s) (if available):

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 [ ] Check if securities will be tendered by book-entry transfer

 Name of Tendering Institution:

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Account No.: -----------------------------------------

Dated:  ----------------------------------------, 2000

SIGN HERE
Name(s) of Record Holder(s)

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                       (please print)

Address(es): ----------------------------------------

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                                           (Zip Code)
Area Code and Telephone No(s):

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Signature(s): ---------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered shares, in proper form for transfer, or to deliver shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

 Name of Firm: ---------------------------------------

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                   (Authorized Signature)
 Address: --------------------------------------------

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                                              Zip Code

Title: -----------------------------------------------

Name: ------------------------------------------------
                      (Please type or print)

Area Code and Tel. No. -------------------------------

Date: ----------------------------------------- , 2000

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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